UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2018

ICOX INNOVATIONS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4101 Redwood Ave., Building F, Los Angeles, CA 90066
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 424.570.9446

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2018, we entered into the amendment no. 1, dated as of March 15, 2018, to the business services agreement, effective as of December 29, 2017, with WENN Digital Inc. (“WENN”), pursuant to which we changed the scope of services to provide WENN with the services in connection with WENN’s development of an image rights management and protection platform (the “Platform”) using blockchain technology, including (i) the business development and technical services, (ii) the business launch services and (iii) the post-business launch support services.

The total fees for the services provided in connection with the development and launch of the Platform (the business development and technical services and business launch services) are deemed earned on the date of execution of the business services agreement, but we have waived WENN’s requirement to pay US$250,000 fixed fee in connection with the business development and technical services and WENN has previously paid our company US$500,000 fixed fee in connection with the business launch services.

The fees for the post-business launch support services (the “Monthly Services”) are US$35,000 per month and they will be due at the beginning of each month in which the Monthly Services are performed.

In addition, the work fees in the amount of US$4,175,000 are deemed earned on March 15, 2018 and will be subject to a Renegotiation Obligation (as defined below). The additional fee of rights to receive an aggregate of 20,000,000 Platform tokens or coins (the “Tokens”) pursuant to a Simple Agreement for Future Tokens are also deemed earned on the date of execution of the business services agreement and will be subject to a Renegotiation Obligation. If WENN does not raise more than US$40 million in connection with its offer and sale for cash of (i) one or more Simple Agreements for Future Tokens (“SAFTs”), which SAFTs will entitle the holders thereof to receive Tokens under certain circumstances, and/or, (ii) Tokens, in the event that WENN determines to offer and sell Tokens in lieu of or in addition to SAFTs in connection with its fundraising efforts (collectively, the “WENN Offering”), prior to May 31, 2018, we will be required to return the work fees and additional fees to WENN and WENN and our company will be required to negotiate in good faith the amount of each of such fee (such requirement to negotiate is referred to herein as the “Renegotiation Obligation”).

We agreed that WENN will not be responsible for any out-of-pocket expenses incurred by our company in connection with our performance of the services. In addition, we agreed to pay, and otherwise be financially responsible for (including through the reimbursement of disbursements made by WENN and its affiliates), (i) all legal costs and expenses incurred by WENN, our company and any of their affiliates in connection with the WENN Offering; (ii) all business and travel expenses incurred by WENN, our company and any of their affiliates in connection the WENN Offering; and (iii) all fees and expenses incurred by WENN in connection with its conversion of cryptocurrencies into US dollars in connection with the WENN Offering, including bank, exchange and other similar fees and expenses. WENN will have the right to deduct any such amounts from the fees otherwise payable by it to our company and apply such deducted amounts to the payments to our company.

The business services agreement will continue for a period of one year unless earlier terminated by either our company or WENN. With respect to the Monthly Services, we agreed to provide the Monthly Services for one year commencing on the date of the Platform Launch (as defined below), after which the business services agreement and the provision of the Monthly Services will automatically renew for a one year period and can be terminated by either our company or WENN with 30 days’ written notice. “Platform Launch” means the publicized product launch of the Platform to the general public, including the ability of the general public to use Tokens as the primary means of exchange for transactions on the Platform.

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Either we or WENN may terminate the business services agreement upon the provision of 30 days’ written notice to the other party. If we provide such notice, WENN may immediately terminate the business services agreement and we will be entitled to no further compensation except for any fees earned prior to the date of the termination. If WENN provides such notice, we may immediately terminate the business services agreement and will be entitled to no further compensation, except for the following lump sum payments: (i) any fees earned to the effective date of termination; and (ii) a lump sum payment of US$105,000.

Our chairman and director, Cameron Chell, is a director, officer and an indirect shareholder of Business Instincts Group Inc. which owns 10% of the common stock of WENN and he is also a director, officer and indirect shareholder of Blockchain Merchant Group, Inc. which owns 2.5% of the common stock of WENN and we own 7.5% of the common stock of WENN. Mr. Chell is also a director of WENN.

Item 3.02 Unregistered Sales of Equity Securities.

On March 19, 2018, we completed a private placement of an aggregate of 3,217,300 subscription receipts at a price of US$0.60 per subscription receipt for aggregate gross proceeds of US$1,930,380. In the event of the occurrence of the escrow release condition (as defined below), each subscription receipt will automatically convert into one share of our common stock, for no additional consideration. The subscription amounts will be held by an escrow agent until the escrow release condition. The escrow release condition is the receipt by our company of conditional approval for the listing of the shares of our common stock on a Canadian stock exchange. In the event that the escrow release condition is satisfied prior to 5:00 p.m. (Vancouver time) on May 31, 2018, we will deliver a notice to the escrow agent confirming the escrow release condition has been satisfied. Upon receipt of the notice, the escrow agent will, as soon as practicable thereafter, release the subscription amounts to our company and each subscription receipt will automatically convert into one share of our common stock without payment of any additional consideration. If the escrow release condition is not satisfied by 5:00 p.m. (Vancouver time) on May 31, 2018 or if we deliver a written default notice to the escrow agent that the escrow release condition will not be satisfied by that time, the subscription receipts will expire and be of no further force and effect, effective as of the earlier of (i) 5:00 p.m. (Vancouver time) on May 31, 2018 and (ii) the date of the receipt of the default notice, and the subscribers will be entitled to receive from the escrow agent a refund of the subscription amounts held in escrow, without interest and less applicable expenses. In connection with the closing of the private placement, we agreed to issue 160,865 shares of our common stock at a deemed price of US$0.60 per share as the finder’s fee, which will be issued only if the subscription receipts are converted into shares of our common stock.

In connection with this private placement, we agreed with each subscriber who purchased these subscription receipts to prepare and file a registration statement with respect to 50% of the shares of our common stock issuable upon conversion of the subscription receipts with the Securities and Exchange Commission within 90 days following the closing of the private placement and agreed to use commercially reasonable efforts to have the registration statement declared effective by the Securities and Exchange Commission as soon as possible after filing.

The subscription receipts were issued to 102 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended. We intend to issue the shares of our common stock as the finder’s fee to one non-U.S. person in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 1 to Business Services Agreement dated as of March 15, 2018 with WENN Digital Inc.

10.2	Form of Subscription Agreement (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2018)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOX INNOVATIONS INC.

/s/ Bruce Elliott
Bruce Elliott
President

March 20, 2018

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